UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 31, 2006

KOMAG, INCORPORATED
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-16852	94-2914864
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1710 Automation Parkway, San Jose, California		95131
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	408-576-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On March 31, 2006, Komag, Incorporated and Komag USA (Malaysia) Sdn (collectively, "Komag") entered into a strategic supply agreement (the "Agreement") with Hitachi Global Storage Technologies ("Hitachi GST"). The Agreement requires that Komag supply and Hitachi GST purchase certain specified media volumes, subject to certain terms and conditions, and that Komag add certain production capacity to meet such purchase requirements. Komag’s supply obligations and Hitachi GST’s purchase obligations under the Agreement are for an initial period through December 2009, subject to certain extension and renewal periods. A copy of the press release announcing the Agreement is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The above description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, a copy of which will be filed as an exhibit to the Registrant’s quarterly report on Form 10-Q for the period ended April 2, 2006.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

The following exhibit is furnished herewith:

Exhibit No. Description

99.1 Press Release of Komag, Incorporated dated April 5, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KOMAG, INCORPORATED

April 5, 2006	By:	Kathleen A. Bayless

Name: Kathleen A. Bayless
Title: Senior Vice President, Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release of Komag, Incorporated dated April 5, 2006